EXHIBIT 4.1
[Legend for Initial Units:
THE SECURITIES EVIDENCED BY THIS UNIT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”). NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT ) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN (I) THE LETTER AGREEMENT DATED AS OF         , BY AND BETWEEN THE HOLDER, THE CORPORATION AND BANC OF AMERICA SECURITIES LLC, (II) THE WARRANT AGREEMENT DATED AS OF      , BY AND BETWEEN THE CORPORATION AND THE WARRANT AGENT AND (III) THE STOCK ESCROW AGREEMENT DATED AS OF      , BY AND BETWEEN THE HOLDER, THE CORPORATION AND THE ESCROW AGENT. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.]

No. [U-1]	[•] UNITS
CUSIP No.: [30247L 202]
FIG ACQUISITION CORP.
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS
     THIS CERTIFIES THAT [•] is the owner of [•] Units.
     Each Unit (“Unit”) consists of one share of common stock, par value $0.0001 per share (“Common Stock”), of FIG Acquisition Corp., a Delaware corporation (the “Corporation”), and one warrant (the “Warrant”) of the Corporation. The Warrant entitles the holder to purchase one share of Common Stock for $7.50 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Corporation’s completion of an acquisition of one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, and (ii) [•], 2009, and will expire unless exercised before 5:00 p.m., New York City time, on [•], 2013, or earlier upon redemption by the Corporation (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately until five trading days after the earlier to occur of the termination of the underwriters’ over-allotment option in connection with the Corporation’s initial public offering (the “IPO”) or the exercise of such option in full by the underwriters. [In no event will the separate trading of the Common Stock and the Warrants comprising the Units represented by this certificate begin until the Corporation has filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Corporation’s receipt of the proceeds of its IPO and the Corporation has issued a press release announcing when such separate trading will begin.]1 The terms of the Warrants are governed by a Warrant Agreement, dated as of [•], 2008, between the Corporation and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the

[1]	To be included only in Unit Certificates representing Units issued and sold in the Corporation’s initial public offering.

terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost.
     THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTRAR OF THE CORPORATION.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

By:

Chief Executive Officer

Countersigned By:

Transfer Agent

FIG ACQUISITION CORP.
The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	-	as tenants by the entireties		(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)
     Additional Abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                      HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(PLEASE PRINT NAME AND ADDRESS	(PLEASE INSERT SOCIAL SECURITY OR
INCLUDING ZIP CODE OF ASSIGNEE)	OTHER IDENTIFYING NUMBER OF ASSIGNEE)
                                         UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DO(ES) HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                      ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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